Exhibit 99.1
     NORTHERN EMPIRE BANCSHARES
1997 STOCK OPTION PLAN
     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are:
     (a) to attract and retain the best available personnel for positions of substantial responsibility and to attract and retain the best available persons to serve as directors at Northern Empire Bancshares (the “Company”) and its Subsidiaries, as defined below,
     (b) to provide additional incentive to Employees and Directors, as defined below,
     (c) to provide a means whereby Employees and Directors may purchase shares of Common Stock of the Company, and
     (d) to promote the success of the Company’s business.
     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.
     2. Definitions. As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of this Plan.
     (b) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code, as defined below.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.
     (f) “Common Stock” means the Common Stock of the Company.
     (g) “Company” means Northern Empire Bancshares, a California corporation.
     (h) “Continuous Status as an Employee or Director” means that the employment relationship with the Company, any Parent or Subsidiary or service as a director of the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Director shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successors. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
     (i) “Director” means a member of the Board or a member of the board of directors of any Subsidiary.
     (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
     (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a director nor payment of a director’s fee shall be sufficient to constitute “employment”.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means, as of any date, the fair market value as determined in good faith by the Administrator. The fair market value of the common stock may be established by the Administrator by use of any reasonable valuation method, taking into consideration prices at which shares have recently traded, the number of shares traded and other relevant factors.
     (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (p) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.
     (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder.
     (r) “Option” means a stock option granted pursuant to the Plan.
     (s) “Option Agreement” means a written agreement between the Company and an Optionee, evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
     (t) “Optioned Stock” means the Common Stock subject to an outstanding Option.
     (u) “Optionee” means an Employee or Director to whom an Option is granted.

     (v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     (w) “Plan” means this Northern Empire Bancshares 1997 Stock Option and Stock Appreciation Right Plan.
     (x) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
     (y) “Share” means a share of Common Stock, as adjusted in accordance with Section 13 of the Plan.
     (z) “Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 600,000 Shares; provided, however, that at no time shall the total number of shares issuable upon exercise of all outstanding options, plus the total number of shares provided for under any compensation plans of the Corporation pursuant to which shares of stock may be issued to participants, exceed 30% of the then outstanding shares of the Corporation. If an Option expires without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan(unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan. Only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option. (as amended in Amendment No. 1)
4. ADMINISTRATION OF THE PLAN.
     (a) The Plan shall be administered by either (i) the Board, or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws. If the Company is subject to Section 16 of the Exchange Act, the Plan shall be administered in compliance with Rule 16b-3 with respect to Directors and Officers subject to Section 16 of the Exchange Act.
     (b) Subject to the provisions of the Plan, and in the case of a Committee subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
          (i) to determine the Fair Market Value of the Common Stock;
          (ii) to select the Employees and Directors to whom Options may be granted hereunder;
          (iii) to determine whether and to what extent Options are granted hereunder;

          (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;
          (v) to approve the form of agreements for use under the Plan;
          (vi) to determine the other terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
          (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by the Option shall have declined since the date the Option was granted;
          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan;
          (x) to modify or amend each Option (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
          (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or the amendment of an option previously granted by the Administrator;
          (xii) to determine the terms and restrictions applicable to Options;
          (xiii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be make in such form and under such conditions as the Administrator may deem necessary or advisable; and
          (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.
     (c) The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5. AWARDS UNDER THE PLAN.
     (a) Types of Awards. Awards under the Plan shall be in the form of Options, which may be designated as Incentive Stock Options or as Nonstatutory Stock Options, as may be determined by the Administrator.
     (b) Eligibility. Options may be granted to Employees and Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Director who have been granted an Option may be granted additional Options.
6. LIMITATIONS.
(a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:
          (i) of Shares subject to an Optionee’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which
          (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined at the time of grant.
     (b) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s employment relationship or service as a director with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment or service as a director, at any time, with or without cause.
     (c) If the Company is subject to Rule 16b-3, Options granted to individuals subject to Rule 16b-3 (“Insiders”) must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
7. TERM OF PLAN. The Plan shall become effective upon the earlier of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.
8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in each case, the term shall not exceed ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive

Stock Option shall not exceed five (5) years from the date of grant.
9. OPTION EXERCISE PRICE AND CONSIDERATION.
     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following;
          (i) In the case of an Incentive Stock Option
               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
          (iii) In the case of a Nonstatutory Stock Option
               (A) granted to an Employee or Director who, at the time the Nonstatutory Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
               (B) granted to any Employee or Director other than an Employee or Director described in paragraph (A) immediately above, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.
     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period. Notwithstanding the foregoing, each Option shall be exercisable at the rate of at least 20% per year over five (5) years from the date the Option is granted. Installments shall be cumulative.
     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of: (i) cash; (ii) check; (iii) promissory note; (iv) other Shares, which (A) in the case of Shares acquired upon the exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option is to be exercised; (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
10. EXERCISE OF OPTION.
     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator as set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, stating the name or names in which the certificate for such Shares shall be issued and stating the date on which the exercise is to be effective (which shall be no more than fifteen (15) days after the Notice of Exercise), and (ii) full payment for the Shares with respect to which the Option is exercised. If payment is not received by the date specified in the Notice for exercise, the right to exercise the Option as to the Shares specified in the Notice shall terminate. Until the stock certificate evidencing such Shares is issued(as evidence by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to Section 17 hereof, the Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.
     (b) Termination of Employment or Service as a Director.
          (i) Upon termination of an Optionee’s Continuous Status as an Employee or Director, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (and in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). The time specified in the Notice of Grant for exercise after termination of employment shall be at least thirty (30) days from the date of termination. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for ninety (90) days following the Optionee’s termination of Continuous Status as an Employee or Director.
          (ii) If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     (c) Disability of Optionee. In the event that an Optionee’s Continuous Status as an Employee or Director terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option for the period of time specified in the Notice of Grant, which period of time (i) shall be at least twelve (12) months from the date of termination of Optionee’s Continuous Status as an Employee or Director, but (ii) shall not exceed the later of (A) the expiration of the term of such Option as set forth in the Notice of Grant or (B) twelve months from the date of termination of Optionee’s Continuous Status as an Employee or Director; provided, however, that in no event may an Option be exercised more than 10 years from the date it is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan, unless the Optionee was an officer or director of the Company and the Option agreement provides that the Option will vest in full upon the Disability of the Optionee. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. (as amended in Amendment No. 1)
     (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance for the period of time specified in the Notice of Grant, which period of time (i) shall be at least twelve (12) months following the date of death, but (ii) shall not exceed the later of (A) the expiration of the term of such Option as set forth in the Notice of Grant or (B) twelve months from the date of death; provided, however, that in no event may an Option be exercised more than 10 years from the date it is granted. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan, unless the Optionee was an officer or director of the Company and the Option agreement provides that the Option will vest in full upon the death of the Optionee. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. (as amended in Amendment No. 1)
11. TRANSFERABILITY OF OPTIONS. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. A Nonstatutory Stock Option may be transferred by the Optionee only to a member of his or her immediate family (“Family Member”), and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any other manner by the Optionee or by a Family Member to whom such Option has been transferred, other than by will or by the laws of descent or distribution. A Nonstatutory Stock Option may be exercised, during the lifetime of the holder of the Option, only by the Optionee or a Family Member who has received the Option by a permitted transfer from the Optionee.

12. To the extent that Options are granted hereunder as “incentive stock options,” the Plan shall be administered so as to qualify such options as incentive stock options, as defined in Section 422 and other applicable sections of the Internal Revenue Code of 1986, as now in force or hereafter amended (the “Code”), and the regulations promulgated thereunder. (as added by Amendment No. 1)
13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.
     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be make with respect to, the number or price of shares of Common Stock subject to an Option.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation where the Company is not the successor corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable under the terms of the preceding sentence, the Administrator shall notify the Optionee in writing that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers on the Optionee the right to purchase or receive, for each Share of Optioned Stock, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
14. CHANGE IN CONTROL. In the event of a change in control of the Company, which is defined for this purpose as the acquisition by one person or group of persons, acting together, of the ownership or voting control of more than 50% of the voting securities of the Company, by either a transaction or a series of transactions, then the vesting of each outstanding Option shall be accelerated and immediately exercisable.
15. DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such later date as determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.
16. AMENDMENT AND TERMINATION OF PLAN.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute) or other Applicable Law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
     (c) Effect of Amendment or Termination. No amendment, alternation, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.
17. CONDITIONS UPON ISSUANCE OF SHARES.
     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the California Corporate Securities Law of 1968; the Securities Act of 1933, as amended; the Exchange Act; the rules and regulations promulgated thereunder; Applicable Laws; and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such representation is required.
18. LIABILITY OF COMPANY.
     (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of the grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.
19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
20. EFFECTIVE DATE OF PLAN; TERM OF PLAN. The Plan shall become effective, and Options may be granted hereunder, upon approval of the Board of Directors of the Corporation, and options may be exercised hereunder upon the approval of the Plan and related matters by the approval of the Plan by the shareholders of the Corporation in accordance with Applicable Law. The Plan shall terminate on December 17, 2007, and no further options may then be granted under the Plan. Termination of the Plan shall not, without the written consent of Optionees, alter or impair any of the rights or obligations under any Option theretofore granted under the Plan.

NORTHERN EMPIRE BANCSHARES
1997 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
          Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.
     I. NOTICE OF STOCK OPTION GRANT
     [name of optionee]
          You have been granted an option to purchase Common Stock of Northern Empire Bancshares (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:
          Grant Number
          Date of Grant
          Vesting Commencement Date
          Exercise Price Per Share
          Total Number of Shares
          Covered by Option
          Total Exercise Price

Type of Option	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date

Vesting Schedule
          Acceleration of Vesting on Death or Disability
Subject to the Optionee continuing to be an Employee or Director on suchdates, this Option shall vest and become exercisable in accordance with the following schedule:
Termination Period Upon
Termination of Relationship
Other than on Death or Disability
Termination Period Upon Death
or Disability
II. AGREEMENT
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”), an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement and the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.
          If designated in the Notice of Grant as an Incentive Stock Option(“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 limitation of Code Section 422, it shall be treated as a Nonstatutory Stock Option.
     2. Exercise of Option.
(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s employment or service as a director, the exercisability of the Option is governed by the applicable provision of the Plan and this Option Agreement.
(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied, or followed within 15 days by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully exercised Exercise Notice accompanied by such aggregate Exercise Price.
No shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.
3. Method of Payment. Payment must be made by the fifteenth (15th) day after the notice of exercise. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a)	cash; or

(b)	check; or

(c)	a properly executed promissory note (the “Note”) and

security agreement securing payment of the Note, in the forms attached hereto as Exhibit B and C, respectively, with the Note in the amount of the aggregate Exercise Price of the Exercised Shares and bearing interest at a rate no less than the applicable federal rate prescribed under the Code and its regulations for the month of the exercise most recently announced by the Internal Revenue Service; or
(d) other Shares, which (A) in the case of Shares acquired upon the exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option is to be exercised; or
(e) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.
4. Limitation on Transferability of Option. Except as set forth in this Section, this Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If this Option is not an ISO, this Option may be transferred by the Optionee only to a member of his or her immediate family (“Family Member”), and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any other manner by the Optionee or by a Family Member to whom such Option has been transferred, other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Family Member, only by the Optionee or such Family Member.
5. Term of Option. Subject to the terms of the Plan with respect to the exercise this Option in the event of the disability or death of the Optionee, this Option may be exercised only within the term set forth in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
6. No Guarantee of Continued Service. Optionee acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a employee or director, for any period or at all, and shall not interfere with Optionee’s right or the Company’s right to terminate Optionee’s relationship as an employee or director at any time, with or without cause.
7. Entire Agreement, Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and superseded in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This agreement is governed by California law except for that body of laws pertaining to conflict of laws.
          By signing below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	NORTHERN EMPIRE BANCSHARES, INC.

by:
(signature)

(name and title)

(residence address)

CONSENT OF SPOUSE
     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the rights to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-factfor the undersigned with respect to any amendment or exercise of rights under the Plan or this Option agreement.

Spouse of Optionee
EXHIBIT A
1997 STOCK OPTION PLAN
EXERCISE NOTICE
Northern Empire Bancshares
801 Fourth Street
Santa Rosa, Ca 95404
Attention:
1. Exercise of Option. Effective as of ___, 199___, (which date must be within fifteen (15) days of the date of this Notice) the undersigned (“Purchaser”) hereby elects to purchase ___

shares (the “Shares”) of the Common Stock of Northern Empire Bancshares (the “Company”) under and pursuant to the 1997 Stock Option Plan (the “Plan”) and the Stock Option Agreement dated ___ (the “Option Agreement”). The purchase price for the shares shall be $___, as required by the Option Agreement.
2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.
3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.
5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchase represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

PURCHASER:	NORTHERN EMPIRE BANCSHARES

Signature	By

Print Name	Its

Address	Address

801 Fourth Street

Santa Rosa, CA 95404